Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. 1350

In connection with the Quarterly Report on Form 10-QSB of Atlas Technology Group, Inc. (formerly Tribeworks, Inc.) (the “Registrant”) for the quarter ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “report”), I, Peter B. Jacobson, Chief Executive Officer of the Registrant, certify to my knowledge and in my capacity as an officer of the Registrant, pursuant to 18 U.S.C. 1350, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of the dates and for the periods expressed in the report.

Date: August 15, 2007	/s/ Peter B. Jacobson
Peter B. Jacobson
Chief Executive Officer (Principal Executive Officer)